SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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JMAR TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

_____________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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June 26, 2001

Dear Shareholder:

It is my pleasure to invite you to the JMAR Technologies, Inc. 2001 Annual Meeting of Shareholders.

We will hold the meeting on Thursday, August 9, 2001 at 2:00 p.m. at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California. After the close of the formal portion of the meeting we will review the major developments of 2000, answer your questions and discuss our future prospects. We will also have a number of our key employees available to meet with you.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides additional information about JMAR’s management.

Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely,

/s/ John S. Martinez

John S. Martinez, Ph.D.
Chairman of the Board
and Chief Executive Officer

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT JMAR STOCK OWNERSHIP
ELECTION OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
OTHER BUSINESS
APPENDIX A

JMAR TECHNOLOGIES, INC.
NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

Date: Thursday, August 9, 2001
Time: 2:00 p.m.
Place: San Diego Marriott La Jolla
4240 La Jolla Village Drive
La Jolla, California

TO THE SHAREHOLDERS:

At our 2001 Annual Meeting, we will ask you to:

(1)	Elect five directors to serve for the next year or until their successors are elected; and

(2)	Transact any other business that may properly be presented at the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

If you were a shareholder of record at the close of business on June 26, 2001, you are entitled to vote at the Annual Meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you do attend the meeting, you may then withdraw your proxy and vote in person.

Sincerely,

/s/ Joseph G. Martinez

Joseph G. Martinez
Corporate Secretary
and Vice President, General Counsel

San Diego, California
June 26, 2001

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

PROXY STATEMENT FOR JMAR TECHNOLOGIES, INC.
2001 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Along with this Proxy Statement, we are also sending you the JMAR Technologies, Inc. (“JMAR” or “Company”) 2000 Annual Report.

WHO IS ENTITLED TO VOTE?

We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about July 11, 2001 to all shareholders entitled to vote. Shareholders who owned JMAR Common Stock at the close of business on June 26, 2001 are entitled to vote. On this record date, there were 22,249,066 shares of JMAR Common Stock outstanding. JMAR Common Stock is our only class of outstanding capital stock.

WHAT CONSTITUTES A QUORUM?

A majority of our shareholders entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. In order to conduct the meeting and to vote to elect the directors, shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares who cause abstentions to be recorded at the meeting, will be considered present at the meeting and entitled to vote and they will count toward the quorum.

HOW MANY VOTES DO I HAVE?

Each share of JMAR Common Stock that you owned at the close of business on June 26, 2001 entitles you to one vote. The proxy card indicates the number of votes that you have.

HOW DO I VOTE BY PROXY?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “Proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your Proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all five nominees for director

If any other matter is presented, your Proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

If you hold your shares of JMAR Common Stock in “street name” (that is, through a broker, bank or other nominee) and you fail to instruct your broker, bank or nominee as to how to vote such shares of common stock, your broker, bank or nominee may, in its discretion, vote your shares “FOR” the election of the nominees for director set forth herein.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

If you are a “record holder” of the shares (i.e., your shares are not held in “street name”) and you have returned the enclosed proxy card, you may change your vote at any time before the vote is conducted at the Annual Meeting. You may change your vote in any one of three ways:

•	You may request another proxy card from JMAR’s Corporate Secretary, complete it and mail it to JMAR’s Corporate Secretary.

•	You may notify JMAR’s Corporate Secretary by mail before the Annual Meeting that you have revoked your proxy.

•	You may attend the Annual Meeting and vote in person.

If your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you should contact your broker, bank or other nominee for instructions.

HOW DO YOU VOTE IN PERSON?

If you are a record holder of the shares and you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. Your voting in person at the Annual Meeting will take precedence over any prior proxies you have given. However, if your shares are held in “street name” (i.e., in the name of your broker, bank or other nominee), you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting in order to cast your vote in person.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

PROPOSAL 1:
Elect Five Directors	The five nominees for director who receive the most votes will be elected. So, if a quorum exists and you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. Our Certificate of Incorporation does not permit cumulative voting.

WHO PAYS THE COST OF SOLICITING THESE PROXIES?

JMAR will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies. We will reimburse them for their reasonable expenses.

INFORMATION ABOUT JMAR STOCK OWNERSHIP

Ownership of 5% or More of JMAR Common Stock

The following lists all persons known by the Company to be the beneficial owner of more than 5 percent of the Company’s Common Stock as of June 26, 2001. A person is deemed to be the beneficial owner of JMAR Common Stock, whether or not such person has any economic interest therein, if such person directly or indirectly has (or shares with others) voting or investment power with respect to the JMAR shares or has the right to acquire beneficial ownership within sixty days.

	Number of Shares
Name and Address	Beneficially Owned	Percent of Total

John S. Martinez 5800 Armada Drive Carlsbad, CA 92008	1,756,039	7.46%

(1)	Includes: (a) 464,965 shares owned of record by the John S. Martinez Separate Property Trust, of which Dr. Martinez as trustee, has sole voting and investment power; and (b) 1,291,074 shares of Common Stock which are issuable upon exercise of currently exercisable warrants and stock options.

Ownership of JMAR Common Stock by Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of June 26, 2001 by each nominee for director, the “Named Officers” (as defined in “Executive Compensation” on page 9 below) and by all director nominees and executive officers as a group. The Company has also provided the beneficial ownership for certain other executive officers who are not “Named Officers”. Except as otherwise noted, the following stockholders have sole voting and investment power with respect to the shares. Information with respect to beneficial ownership is based on information furnished to the Company by each stockholder included in the table.

		Percentage of
	Number of Shares of	Outstanding Common
	Common Stock	Stock Beneficially
Beneficial Owner	Beneficially Owned	Owned

John S. Martinez(1)	1,756,039	7.46%

Marvin W. Sepe(2)	277,084	1.23%

Dennis E. Valentine(3)	215,976	(13)

James H. Banister, Jr.(4)	109,368	(13)

E. Fred Schiele(5)	108,593	(13)

Richard M. Foster(6)	108,458	(13)

Joseph G. Martinez(7)	77,539	(13)

Vernon H. Blackman(8)	72,843	(13)

Barry Ressler(9)	49,432	(13)

C. Neil Beer(10)	49,252	(13)

John H. Carosella(11)	33,333	(13)

All executive officers and directors as a group (11 persons)(12)	2,857,917	11.69%

(1)	See footnote (1) to preceding table.

(2)	Includes 270,760 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(3)	Includes 185,784 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(4)	Includes 71,984 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(5)	Includes 100,260 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(6)	Includes 50,134 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(7)	Includes 71,034 shares which are issuable upon exercise of currently exercisable stock options.

(8)	Includes 55,000 shares which are issuable upon exercise of currently exercisable stock options.

(9)	Includes 39,999 shares which are issuable upon exercise of currently exercisable stock options.

(10)	Includes 45,008 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(11)	Includes 23,333 shares which are issuable upon exercise of currently exercisable stock options.

(12)	Includes 2,204,370 shares which are issuable upon exercise of currently exercisable stock options and warrants.

(13)	Less than one percent.

ELECTION OF DIRECTORS

Nominees

We are asking the shareholders to elect a board of five directors at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s five nominees named below, all of whom are presently directors of the Company. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, if such an event should occur, the shares will be voted for such substitute nominee or nominees as may be designated by the Board of Directors. The term of office of each person elected as director will continue until the next Annual Meeting of Shareholders or until his successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since

John S. Martinez, Ph.D.	71	Chairman of the Board and Chief Executive Officer of the Company	1987

James H. Banister, Jr.	71	President of Piezomechanical Devices	1989

C. Neil Beer, Ph.D.	66	President of SECON	1988

Vernon H. Blackman, Ph.D.	71	Consultant	1991

Barry Ressler	60	Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc.	1994

JOHN S. MARTINEZ, Ph.D., became Chairman of the Board, President, Chief Executive Officer and a Director of the Company at its inception. He relinquished the title of President in November 1998 at the time of the hiring of Mr. Schiele. Prior to co-founding the Company in October 1987, he was President of HLX Laser, Inc., an excimer laser development company and President of Jamar Enterprises, a management and investment consultant to high-technology companies. From 1976 to 1984, Dr. Martinez was President and Chief Executive Officer of Physics International Company (“PI”), a high-technology research, development and manufacturing company specializing in high-intensity energy technology and X-ray generation equipment. During that period, PI’s annual sales grew from approximately $9,000,000 to over $42,000,000 and profits grew at a compounded annual rate in excess of 32%. From 1961 to 1976, Dr. Martinez held a number of management positions at TRW, Inc. He formed that company’s High Energy Laser program in 1970 and managed it until he left the company in 1976. Dr. Martinez, a Ford Foundation and Atomic Energy Commission Fellowship holder, earned his Ph.D. in Engineering Science from the University of California (Berkeley) in 1962, his Bachelor’s degree from Rensselaer Polytechnic Institute (Troy, NY) in 1951 and is a graduate of the Oak Ridge School of Reactor Technology. He served on active duty in the U.S. Marine Corps during the Korean War and was discharged as a Captain in 1954. He is the holder or co-holder of six patents. Dr. Martinez is the father of Joseph G. Martinez, Vice President, General Counsel of the Company.

JAMES H. BANISTER, JR., has been a director since December 1989 and was a consultant to the Company from September 1989 until March 1994. From October 1993 to September 1999, Mr. Banister was President, Chief Executive Officer and a Director of Kinetic Ceramics, Inc. He sold Kinetic Ceramics in October 1999 and formed a new company, Piezomechanical Devices, of which he is President and sole owner. From August 1987 to June 1988 he was President and CEO of MSI, a subsidiary of Olin Corporation supplying Signal Intelligence and electronic warfare equipment and services. When that company was sold by Olin, Mr. Banister retired to manage his personal investments. Mr. Banister was with Physics International Company (which became a subsidiary of Olin Corp. in 1985), from June 1964 to August 1987, successively holding the positions of Contracts Manager, Director of Marketing and Contract Relations, Vice President and Director of Administration and Senior Vice President responsible for finance and administration. From 1953 to 1964, Mr. Banister was with Stanford Research Institute, now SRI International, holding the position of Manager of Contract Administration. Mr. Banister received a Bachelor of Science degree in Business and Engineering administration from MIT and has taken graduate courses in law at Golden Gate College. He has been an officer and director of several subsidiaries of Physics International Company.

C. NEIL BEER, Ph.D., has been a director since July 1988 and was an employee of the Company from May 1991 until November 1992 and a consultant to the Company from April 1993 to September 1993. Dr. Beer currently is the President of SECON, a software and systems engineering company primarily supporting the national intelligence community. Prior to that, he was the Vice President, Advanced Programs of OAO Corporation and prior to that, was the Colorado Space Advocate, responsible for the growth of Colorado’s space industry. From September 1986 to October 1989, he was President and Chief Executive Officer of Thermo Technologies Corporation which develops advanced lasers, optics, signal processing and energy conversion hardware. Previously, he was Deputy for Strategic Defense, Military Applications, at Livermore National Laboratory. During his career with the U.S. Air Force, Dr. Beer achieved the rank of Major General and was deputy Chief of Staff, plans and programs, for the Air Force Space Command. Earlier, while assigned to the office of the Secretary of Defense, he worked with the White House staff on policy and support requirements. Dr. Beer was associate professor of mathematics at the Air Force Academy and a combat pilot in Southeast Asia. Dr. Beer graduated magna cum laude with a B.S. degree in engineering from the University of Oklahoma and received his doctorate in Operations Research in 1972 from that same University. Dr. Beer is recipient of the NDIA Medal for Outstanding Achievement in Space.

VERNON H. BLACKMAN, Ph.D., has been a director of the Company since July 1991 and from time to time, has been a consultant of the Company since December 1991. Dr. Blackman served as Chairman of the Board and Chief Executive Officer of Esscor, a training and simulation service company to the utility industry, from December 1991 to July 1997. Dr. Blackman also served as Chairman of the Board, President and Chief Executive Officer of JAYCOR from 1989 until March 1991. JAYCOR is a high-technology company that supplies R&D services to various agencies of the U.S. Government, primarily the Department of Defense. Prior to joining JAYCOR, Dr. Blackman acted as a venture investor for his own account and helped to fund the early stage development of several companies. Dr. Blackman has also served on the Boards of Directors of several other public companies, including Newport Pharmaceuticals International, Inc. (1967-1974); Maxwell Laboratories, Inc. (1966-1974); Topaz, Inc. (1979-1983) at which time Topaz was acquired by Square D Corporation; and Optical Radiation Corporation (1970-1995). From 1974 to 1982, Dr. Blackman served as President, CEO and Chairman of the Board of S-Cubed, a high technology company that provided services and products to agencies of the U.S. Government. In 1959, Dr. Blackman co-founded MHD Research which was acquired by Hercules Corporation in 1964. Dr. Blackman received a BA in Physics from Colgate University in 1951 and a Ph.D. in Physics from Princeton University in 1955, subsequent to which he served on the faculty as a research associate for 2 years.

BARRY RESSLER has been a director of the Company since January 1994. Mr. Ressler is the Chief Executive Officer and Chairman of the Board of Triton Thalassic Technologies, Inc. (T3I), a company engaged in the non-chemical pathogen inactivation of blood products; photo-activation of therapeutic compounds and the treatment and control of micro-organism contaminated fluids for the paper, automotive, food packaging and pharmaceutical industries. Mr. Ressler is also the President of STAR Associates, Inc., a company engaged in the consultation, strategic planning and project funding of early stage industrial process and therapeutic/diagnostic technologies. From 1983 to December 1993 he served as Chief Executive Officer and Chairman of the Board of Universal Voltronics Corporation (UVC), a public company that developed high-voltage products for defense, medical and industrial applications. In March 1990, UVC became a public subsidiary of Thermo Electron Corp. From 1963 until his appointment as CEO and Chairman, he served in various capacities at UVC. Mr. Ressler is a member of the Biotechnology Center External Advisory Board of the University of Connecticut, advising the University on the expansion of biotechnology research initiatives to foster University and Industry collaborative activities. Mr. Ressler is also a member of the Nauticos Corp. Sciences Business and Technology Advisory Board. Nauticos Corp. has developed advanced side scan sonar, ROV and research protocols used in the discovery of historic and contemporary sunken vessels. Mr. Ressler graduated from the Pratt Institute with a B.S. in Engineering Science.

Board Meetings and Committees; Other Matters

The Board of Directors of the Company held a total of seven meetings during the fiscal year ended December 31, 2000. Each director attended at least 75 percent of the total number of Board meetings plus meetings of the committees of the Board on which that particular director served. Only one director, John S. Martinez, is an employee of the Company.

The Company’s Audit Committee is the only standing Committee of the Board. The Audit Committee annually recommends to the Board of Directors a firm of certified public accountants to conduct audits of the accounts and affairs of the Company. The Audit Committee also reviews accounting objectives and procedures of the Company and the findings and reports of the independent certified public accountants, and makes such reports and recommendations to the Board of Directors as it deems appropriate. The Audit Committee held one meeting during the fiscal year ended December 31, 2000. In addition, three meetings were held between the Audit Committee Chairman and the Company’s independent certified public accountants. All the members of the Audit Committee meet the independence standards of Rule 4200 (a) (14) of the Nasdaq Stock Market Marketplace Rules. See “Report of the Audit Committee” on page 13 and the Charter adopted by the Audit Committee attached to this Proxy Statement as Appendix A.

During fiscal year 2000, the entire Board of Directors acted as the Compensation Committee. Meeting as the Compensation Committee, the Board of Directors considered executive compensation matters at two meetings during the fiscal year ended December 31, 2000. The Compensation Committee is empowered to make decisions relating to the overall compensation arrangements for the Company’s executive officers and to any compensation plans in which officers and directors of the Company are eligible to participate. See “Report of the Compensation Committee” on page 12 for a description of the Company’s executive compensation policies.

The Company has no separately designated nominating committee.

Vote Required for Election of Directors

Directors are elected by a plurality of the votes. If more than five persons are in nomination, the five nominees receiving the most votes will be elected as directors. Once a quorum is established, abstentions or other non-votes will not have any legal effect on the election of directors. See “Information About the Annual Meeting and Voting” on pages 1 and 2.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE “FOR” ELECTION OF ALL FIVE NOMINEES FOR DIRECTOR.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

Name	Age	Position

John S. Martinez, Ph.D.	71	Chief Executive Officer and Chairman of the Board

E. Fred Schiele	49	President and Chief Operating Officer; President of JMAR Precision Systems

John H. Carosella	58	Senior Vice President and President of NanoLight Division

Dennis E. Valentine	45	Vice President Finance, Chief Financial Officer and Chief Administrative Officer

Joseph G. Martinez	43	Vice President, General Counsel and Secretary

Richard M. Foster	68	President of JMAR Research

Marvin W. Sepe	45	President of JMAR Semiconductor

Officers of the Company are elected annually by the Board of Directors and hold office until their successors are duly elected and qualified.

The background and experience of Dr. Martinez is set forth above in “Election of Directors-Nominees”.

E. FRED SCHIELE joined JMAR in November 1998 as President and Chief Operating Officer. In November 1999, Mr. Schiele was appointed President of JMAR Precision Systems. Before joining JMAR, Mr. Schiele served for two years as Vice President and General Manager of the Semiconductor Systems Group at ADE Corporation. There he was responsible for the manufacture and marketing of more than $100 million annually in high-speed metrology equipment for the semiconductor industry. From 1993 to 1996 he was Group Vice President, Laser Systems, for Electro Scientific Industries, a leading manufacturer of laser systems for microelectronic repair, trimming, and micromachining. Mr. Schiele received his B.S. in Physics in 1973 and an MBA in Management and Finance from the University of Wisconsin in 1980.

JOHN H. CAROSELLA is a Senior Vice President of JMAR and President of the Company’s NanoLight Division. Prior to joining the Company in May 2000, for the prior three years, he was President of Osmic, Inc., a Michigan-based leading developer and provider of advanced X-ray and neutron optical instruments and products for the semiconductor lithography and medical equipment manufacturing industries. Prior to joining Osmic, Mr. Carosella served for nine years as President of Speedring Systems, Inc., a precision systems manufacturer where he transformed the company from a $1.5 million per year aerospace contractor to a $10 million per year supplier of precision electromechanical and optical equipment for the commercial imaging markets. Mr. Carosella began his professional career with Eastman Kodak Co., where for 13 years he served as an optical products development engineer and as engineering services manager. Mr. Carosella holds a Bachelor of Science degree in Physics from Worchester Polytechnic Institute and a Master of Science degree in Optical Engineering from the University of Rochester.

DENNIS E. VALENTINE has been the Vice President-Finance of the Company since August 1990, Chief Financial Officer and Chief Administrative Officer since March 1991 and was Secretary from January 1992 until August 2000. Prior to joining the Company, Mr. Valentine had over ten years of financial and management experience with Arthur Andersen LLP. His experience at Arthur Andersen LLP included extensive work with public companies and consultation regarding mergers and acquisitions. He was the manager in-charge of the local office merger and acquisition program and was on the Board of Advisors of the Orange County Venture Forum. Mr. Valentine received a Bachelor of Science degree in Business from the University of Southern California in 1978. He is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

JOSEPH G. MARTINEZ joined the Company in June 1998 as Vice President and General Counsel and has been the Company’s Secretary since August 2000. From 1986 to 1998, Mr. Martinez was employed by Parker, Milliken, Clark, O’Hara & Samuelian, P.C., a Los Angeles-based law firm which had served as the Company’s outside general corporate counsel since the Company’s inception in 1987. From 1993 to 1998,

Mr. Martinez was a shareholder of Parker, Milliken and was the principal attorney responsible for representing the Company. From 1984 to 1986, Mr. Martinez was employed by another law firm in Los Angeles. During his tenure at Parker, Milliken, Mr. Martinez specialized in corporate, securities and general business law. In 1984 Mr. Martinez received both a Juris Doctor degree from the University of California, Davis and a Master of Business Administration from U.C. Berkeley (with an emphasis in Finance and Accounting) in a Joint Degree Program. He received his B.A. in Genetics from U.C. Berkeley in 1980. Mr. Martinez has been a member of the California State Bar since 1984. Mr. Martinez is the son of Dr. John S. Martinez, the Company’s Chairman and Chief Executive Officer.

RICHARD M. FOSTER has been the President and a director of JMAR Research since January 1994. From 1984 to 1990, he was Corporate Vice President and Director of Marketing at Physics International Co. From 1968 to 1984, he was with TRW Defense and Electronics and was Marketing Director for a number of product lines including communication satellite systems, high energy lasers, power and propulsion and the Physical Research Center. Mr. Foster also spent three years in Washington D.C. as a TRW Senior Representative. He was a principal engineer at Ford Aeronutronic in Newport Beach from 1960 to 1968 and an Air Force Captain at Edwards AFB Rocket Propulsion Laboratory from 1957 to 1960. Mr. Foster graduated cum laude with a B.S. and M.S. in Engineering from Stanford University in 1957.

MARVIN W. SEPE joined JMAR Semiconductor in July 1996 as Executive Vice President and General Manager and was elected President of that division in May 1997. Mr. Sepe was a director of the Company from July 1996 to December 1997. For the prior 15 years, he was with TRW Components International Inc., a wholly owned subsidiary of TRW Inc., where he served as Director of Business Development for this division of TRW, which grew from $16,000,000 in sales to nearly $40,000,000 under his strategic direction. Previously, Mr. Sepe held other management positions within TRW including Marketing, Programs and Engineering. Prior to joining TRW, Mr. Sepe held the position of Manager of Worldwide Assembly Operations for Silicon General Inc. (1980-1981) with manufacturing operations throughout Southeast Asia, as well as the U.S. He served in the same role at Silicon Systems Inc. (1977-1980), a fast growing start-up operation for custom semiconductors. Mr. Sepe attended Don Bosco Technical Institute, California Polytechnic State University SLO, and holds a Masters Degree in Business Administration from Pepperdine University. Mr. Sepe has published a number of papers and taught numerous workshops on the economics and use of semiconductors in space applications.

EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT AND OTHERS

Executive Compensation

The following table sets forth the annual and long-term compensation for services in all capacities to the Company during each of the last three fiscal years of the Company’s Chief Executive Officer and the other four most highly compensated individuals serving as executive officers as of December 31, 2000 whose compensation (salary and bonus) exceeded $100,000 (collectively, the “Named Officers”).

Summary Compensation Table

					Long-Term
					Compensation
					Awards (2)
		Annual Compensation (1)(3)
					Shares Underlying
Name and Principal		Salary		Bonus	Options and	Other
Position	Year	($)		($)	Warrants (#)	Compensation ($)

John S. Martinez,	2000	231,000	(6)	0	60,000	88,344 (7)

Chief Executive	1999	192,500		0	52,000	0

Officer	1998	200,592		87,474	77,960	0

E. Fred Schiele, President and Chief	2000	182,500		0	47,994	0

Operating Officer of JMAR and	1999	177,500		0	28,000	0

President of JPSI	1998	6,827	(4)	20,000	150,000	0

Marvin W. Sepe,	2000	160,000		0	21,238	0

President of JSI	1999	140,000		28,667	0	0

	1998	125,000		13,500	0	0

Joseph G. Martinez,	2000	143,000		0	25,000	0

Vice President,	1999	135,000		0	13,500	0

General Counsel	1998	69,578	(5)	11,677	50,000	0

Richard M. Foster,	2000	125,000		14,000	15,000	0

President of JRI	1999	125,000		12,000	0	0

	1998	95,846		26,000	0	0

(1)	Excludes perquisites and other personal benefits, the aggregate annual amount of which for each Named Officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)	The Company did not grant any restricted stock or stock appreciation rights or make any long term incentive plan payments during the fiscal years ended December 31, 2000, 1999 and 1998.

(3)	Includes bonus payments under the Management Incentive Bonus Plan (see page 15) earned by the Named Officers in the year indicated for services rendered in such year, but which were paid in the following year.

(4)	Compensation is for one month.

(5)	Compensation is for seven months.

(6)	Includes $38,500 in fees paid to Jamar Enterprises, an affiliate of Dr. Martinez, for his services as Chairman of the Board for JPSI, JSI and JRI.

(7)	Loan forgiveness income. See “Certain Relationships and Related Transactions” below.

Option Grants in the Last Fiscal Year

      The following table sets forth each grant of stock options and warrants made during the fiscal year ended December 31, 2000 to each of the Named Officers. Pursuant to Securities and Exchange Commission

rules, the table also shows the value of the options at the end of the terms if the stock price were to appreciate annually by 5% and 10%, respectively. The assumed values may not reflect actual value at the times indicated.

						Potential Realizable
						Value at Assumed Annual
	Shares Underlying		Percentage of Total			Rates of Stock Price
	Options		Options Granted to			Appreciation for Option Term
	Granted		Employees in Fiscal	Exercise Price Per	Expiration
Name	(Shares) (1)(7)		Year	Share	Date (2)	5%	10%

John S. Martinez	50,000	(3)	8.27	$4.56	January 1, 2010	$143,500	$363,500

	10,000	(4)	1.65	$6.50	August 11, 2011	46,200	120,500

E. Fred Schiele	30,000	(6)	4.96	$9.50	March 25, 2005	64,800	140,700

	10,000	(3)	1.65	$4.56	January 1, 2010	28,700	72,700

	7,994	(8)	1.32	$5.56	April 14, 2010	27,979	70,827

Joseph G. Martinez	10,000	(5)	1.65	$9.50	February 18, 2010	59,700	151,400

	15,000	(3)	2.48	$4.56	January 1, 2010	43,050	109,050

Richard M. Foster	15,000	(5)	2.48	$9.50	February 18, 2010	89,550	227,100

Marvin W. Sepe	20,000	(5)	3.31	$9.50	February 18, 2010	119,400	302,800

	1,238	(8)	.20	$5.94	April 29, 2010	4,630	11,724

(1)	Such options were granted under the Company’s 1991 or 1999 Stock Option Plan or the JPSI Warrant Plan (collectively “Options”). The exercise price of the options reported above was equal to the fair market value of the Company’s common stock at the date of grant. The terms of each such option are determined by the Board of Directors. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(2)	Options which are unvested at the time of termination of optionee’s employment expire at that time. Vested options also expire if not exercised within 60 days after termination of optionee’s employment or one year following death of optionee if not exercised by optionee’s personal representative. Vested options issued to directors expire one year following resignation as a director.

(3)	These options are incentive stock options. They became exercisable on January 1, 2001.

(4)	These options are non-qualified stock options. They become exercisable and vest one-third each year commencing on the first year after their grant.

(5)	These options are incentive stock options. They become exercisable and vest one-third each year commencing on the first year after their grant.

(6)	These are warrants. They become exercisable and vest one-third each year commencing on the first year after their grant.

(7)	These options contain a Reload Option feature whereby if the optionee exercises the option in whole or in part using shares of Common Stock owned by the optionee for at least six months, the Company shall grant to the optionee a new option to purchase that number of shares equal to the shares transferred to the Company in payment of the exercise price of the option. In addition, if the optionee exercises the option in whole or in part with cash, the Company shall grant to the optionee a new option to purchase that number of shares equal to the amount of cash paid divided by the market value of the Common Stock on the date of exercise. In both cases, these Reload Options will have an exercise price equal to the market price on the date of grant of the Reload Option and are not exercisable until one year following the date of grant.

(8)	These options are incentive stock options. They became exercisable and vest one year after their grant.

Aggregated Option and Warrant Exercises in Last Fiscal Year and Year End Option Values

      The following table sets forth for each of the Named Officers (i) the shares acquired and the value realized on each exercise of stock options, if any, by said officers during the fiscal year ended December 31, 2000; (ii) the number of shares of common stock underlying employment-related options and warrants outstanding at December 31, 2000; and (iii) the value of such options and warrants which are “in-the-money”:

				Value of
			Shares Underlying	Unexercised
			Unexercised	In-the-Money
			Options and	Options and
			Warrants at	Warrants at
			December 31, 2000	December 31, 2000 (1)

	Shares Acquired on		Exercisable/	Exercisable/
Name	Exercise	Value Realized	Unexercisable	Unexercisable

John S. Martinez	0	0	589,203/156,533	$419,287/$71,202

E. Fred Schiele	33,333	$100,385	69,466/123,195	$28,045/$49,080

Joseph G. Martinez	0	0	34,684/53,817	$25,686/$25,753

Richard M. Foster	0	0	45,000/15,000	$30,000/0

Marvin W. Sepe	2,450	$7,197	97,550/21,238	$24,388/0

(1)	Options are “in-the-money” if the fair market value of the underlying common stock exceeds the exercise price of the option or warrant at December 31, 2000. The fair market value of a share of common stock at December 31, 2000 was $3.25 per share as quoted on the NASDAQ Stock Market at the close of trading.

Comparative Stock Performance

Set forth below are line graphs which compare the percentage change in the cumulative total stockholder return on the Company’s Common Stock from December 31, 1995 through December 31, 2000 with the percentage change in the cumulative total return over the same period of the (i) Russell 2000 Index and (ii) Russell 3000 Electronics: Semi-Conductors/Components Industry Index. This graph assumes an initial investment of $100 on December 31, 1995 in each of the Company’s Common Stock, the Russell 2000 Index and the Russell 3000 Electronics: Semi-Conductors Industry Index and that all dividends, if any, were reinvested.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00

JMAR Technologies, Inc.	$100	$224	$238	$200	$429	$306

Russell 2000 Index	$100	$116	$143	$139	$168	$163

Russell 3000 Semiconductors	$100	$162	$174	$275	$475	$403

Report of the Compensation Committee

Set forth below is a report of the Compensation Committee with respect to the Company’s compensation policies during fiscal 2000 as they affect the Company’s Chief Executive Officer and the Company’s other executive officers.

      Compensation Policies for Executive Officers. The Company’s compensation policies for its executive officers are designed to provide compensation levels that are competitive with those of other similar companies and thereby to enable the Company to attract and retain qualified executives. More specifically, the Company’s compensation policies aim, through a combination of base salary, annual bonus and equity- based compensation, to motivate officers to assist the Company in meeting its annual and long-range business objectives and thereby to enhance stockholder value. The cumulative effect of the Company’s compensation policies for executive officers is to tie such compensation closely to the Company’s performance.

      Annual Cash Compensation. The Committee believes that the annual cash compensation paid to executives should be commensurate with both the executive’s and the Company’s performance. For this reason, the Company’s executive cash compensation consists of base compensation (salary) and variable incentive compensation (annual bonus).

      Base salaries for executive officers are established considering a number of factors, including the Company’s profitability; the executive’s individual performance and measurable contribution to the Company’s success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company’s compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions are made as part of the Company’s annual review process. Generally, base salaries are maintained at approximately the 50th percentile of salaries paid by similar size, high technology companies.

      Under the Management Incentive Bonus Plan (“MIBP”), an executive’s annual performance bonus award generally depends on three performance factors: the overall financial performance of the Company and the performance of the business unit for which the executive is accountable, non-financial goals, and the executive’s individual performance. The performance objectives of the Company and the business unit are derived from the Company’s Board-approved annual business plan, which includes specific financial performance targets relating to revenue and profits for the fiscal year as well as non-financial goals. Since the Company was profitable in those years, MIBP bonuses were paid for fiscal years 1996, 1997 and 1998 (see page 9 above). Because the Company’s net and operating profits were lower in 1998 than in 1997, the bonus awards to the CEO and the other Named Officers were correspondingly lower in 1998 than in 1997. Because the Company was not profitable in 2000 and 1999, no cash bonuses were paid to the Company’s CEO, its President or the other members of its Corporate Staff. A cash bonus of $14,000 was paid to Mr. Foster in connection with his services as President of JMAR Research, for achieving the profitability and other goals of that division.

      Equity Based Incentive Compensation. The Compensation Committee believes that by providing executive officers with an equity interest in the Company those officers are provided with additional incentives to work to maximize stockholder value over the long term. Options or warrants to purchase Company stock may be granted from one of three existing plans: the 1999 Stock Option Plan, the 1991 Stock Option Plan, (substantially all options under which have been granted), and the Precision Systems Incentive Plan (for grants to JPSI employees). Pursuant to the Plans, the CEO and other executive officers (as well as other key employees) may be periodically granted stock options at the then fair market value of the Company’s Common Stock. In addition, the CEO and executive officers are awarded stock options with vesting schedules based upon the goals established under the MIBP. In 1999, stock options were granted to executive officers under all three plans (see page 10 above).

      CEO Compensation. Dr. Martinez has been Chief Executive Officer since he co-founded the Company in 1987. Pursuant to his employment agreement, the Company agreed to pay Dr. Martinez an annual salary of not less than $175,000. In fiscal year 2000, Dr. Martinez’s base salary was $192,500. Dr. Martinez’s participation in the above stated plans includes incentives to maximize Company profitability and share price on an annual basis. In addition, through his equity ownership, Dr. Martinez shares with other stockholders of the Company a significant stake in the long-range success of the Company’s business.

Through these various compensation programs, the Board of Directors believes that JMAR furthers its objectives of attracting, retaining and motivating the best qualified executive officers and employees, and ultimately will serve to increase JMAR’s profitability and maximize shareholder value.

Compensation Committee:
/s/	John S. Martinez
James H. Banister, Jr.
C. Neil Beer
Vernon H. Blackman
Barry Ressler

Report of the Audit Committee

The Audit Committee of the Company’s Board of Directors is composed of three members and acts under a written charter first adopted and approved on May 5, 2000. A copy of this charter is attached to this proxy statement as Appendix A. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the Nasdaq Stock Market.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company’s management. Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews, evaluates, and discusses with the Company’s management, internal accounting and financial personnel, and the independent auditors the following:

•	The audited financial statements for the fiscal year ended December 31, 2000;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to shareholders;

•	changes in the Company’s accounting principles;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees) with Arthur Andersen LLP, the Company’s independent auditors. SAS No. 61 requires the Company’s independent auditors to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Company’s independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually, in writing, all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditor’s provision of certain other, non-audit related services to the Company is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

Audit Committee:
/s/	Vernon H. Blackman
James H. Banister, Jr.
Barry Ressler

Compensation Committee Interlocks and Insider Participation

As noted above, during fiscal year 2000 executive compensation was set by the Board of Directors acting as the Compensation Committee. The Compensation Committee included Dr. Martinez, the Company’s Chief Executive Officer; however, the compensation of Dr. Martinez was set by the Compensation Committee members without the participation by Dr. Martinez. Except for Dr. Martinez, each member of the Compensation Committee is neither an officer nor an employee of the Company.

Director Compensation

Directors who are not salaried employees of the Company receive a retainer (the “Retainer”) of $1,000 per quarter and $1,000 for their attendance at each Board of Directors meeting and Committee meeting and are reimbursed for their travel, lodging and food expense incurred when attending such meetings. $500 of the Board meeting compensation is paid in Company common stock.

In addition, the directors are eligible to participate in the Company’s Stock Option Plans on the same basis as key employees of the Company and grants of options will be made by the Board of Directors on a case-by-case basis on such terms as the Board in its discretion may provide. It has been the Company’s policy to make an annual grant of options to the directors. During the fiscal year ended December 31, 2000, a grant of options to purchase 10,000 shares of Common Stock was received by Messrs. Martinez, Banister, Beer, Ressler and Blackman in their capacity as directors.

Compensation Pursuant to Plans

The Company has no defined benefit pension or actuarial plans under which its executive officers participate.

Incentive Plans

As discussed in the Report of the Compensation Committee above, in 1993, JMAR established a Management Incentive Bonus Plan (the “MIBP”) based on profits generated, as well as non-financial goals, and stock performance each year. The Company was profitable in fiscal years 1996, 1997 and 1998. Accordingly, MIBP cash bonuses were paid and options awarded in those years to those employees deemed to have made the greatest contributions toward the Company’s ability to generate those profits. Because the Company was not profitable in 1999 and 2000, no cash bonuses were paid to the Company’s CEO, its President or the other members of its Corporate staff. A cash bonus of $14,000 was paid to Mr. Foster in connection with his services as President of JMAR Research, for achieving the profitability and other goals of that division.

In March 1998, the Board of Directors approved a resolution requiring that starting with 1997, a substantial portion of each Management Incentive Bonus earned by its senior officers be used (the “MIBP Stock Ownership Requirement”) by such officers to: 1) buy JMAR common shares in the Public Market; and/or 2) exercise existing stock options or warrants, including payment of income taxes (if any) resulting from such option or warrant exercises. The long term goal is for each senior officer designated in the Beneficial Ownership table in this Report to own JMAR shares having a market value of a minimum of one times his annual salary. Once any such designated employee achieves that goal they will no longer be required to allocate a specific portion of their bonus to the purchase of additional JMAR shares unless their share holdings fall below that level. The Company believes that this policy will provide additional incentives to the Company’s senior officers to maximize the Company’s profits and share price over the long term. Pursuant to the MIBP Stock Ownership Requirement, in 2000 Mr. Sepe purchased 2,450 shares related to his 1999 bonus.

In addition, notwithstanding his already substantial ownership of JMAR shares, in 2000 Dr. Martinez made open market purchases of 17,000 shares of JMAR Common Stock.

Certain Transactions with Management and Others

Employment and Consulting Agreements

Pursuant to Dr. Martinez’s employment agreement, the Company agreed to retain him as Chief Executive Officer of the Company and to pay him an annual salary of not less than $175,000 plus expenses and normal employee insurance benefits and a $600 per month auto lease allowance. The Employment Agreement is automatically renewable on an annual basis unless either party chooses to terminate it no later than 60 days before the end of the year. If the employment agreement is terminated by the Company without cause, Dr. Martinez would become entitled to receive as severance pay an amount equal to 36 months pay. In addition, Jamar Enterprises, an affiliate of Dr. Martinez, receives $3,500 per month for his services as Chairman of the Board for JMAR Precision Systems, Inc., JMAR Semiconductor, Inc., and JMAR Research, Inc.

Pursuant to Mr. Schiele’s employment agreement, the Company retained him as President and Chief Operating Officer of the Company and agreed to pay him an annual salary of not less than $177,500 plus expenses and normal employee insurance benefits and a $600 per month auto allowance. If the employment agreement is terminated by the Company without cause, Mr. Schiele would become entitled to receive as severance pay an amount equal to 12 months pay.

On March 29, 1993, the Company loaned Dr. Martinez $59,000 with interest at 6% per annum to assist Dr. Martinez in paying certain income taxes that he personally incurred in connection with a transaction that he undertook in support of the Company. The loan amount, including accrued interest, was $88,344 on December 31, 1999. In February 2000, in recognition of his contributions to the Company, the Board of Directors of the Company agreed to forgive the loan.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. Representatives of Arthur Andersen will be present at the meeting with an opportunity to make a statement if they desire to do so and such representatives will be available to respond to appropriate questions from shareholders in attendance.

The following is a description of the fees billed by Arthur Andersen LLP for the fiscal year ended December 31, 2000:

AUDIT FEES

Arthur Andersen LLP billed the Company an aggregate of $116,895 in fees for professional services rendered in connection with the audit of the Company’s financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Arthur Andersen LLP was not engaged to perform professional services related to financial information systems design or implementation.

ALL OTHER FEES

Arthur Andersen LLP billed the Company an aggregate of $29,500 in fees for non-audit services rendered to the Company for the fiscal year ended December 31, 2000. Non-audit services include fees for an SEC registration statement and tax compliance and consultation.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Stockholders who intend to submit proposals to be voted upon at the annual meeting or who intend to nominate persons for election for the Board of Directors must do so in accordance with the Company’s Bylaws and applicable SEC Rules. Nothing in the following discussion is meant to preclude discussion by any shareholder of any business properly brought before the Annual Meeting.

Inclusion in Company’s Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in the Company’s 2002 proxy statement. In order to qualify for inclusion, among other requirements, stockholder proposals must be submitted in writing to the Secretary of the Company no later than March 7, 2002. Stockholders interested in submitting a proposal or a nomination are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws.

Other Matters to Come Before the Meeting

Under the Company’s Bylaws, a proposal or nomination that a stockholder does not seek to include in the Company’s proxy statement for its 2002 Annual Meeting, but which the stockholder wishes to have considered and voted on at the 2002 Annual Meeting, must be submitted in writing to the Secretary of the Company not later than May 21, 2002. If the date of the 2002 Annual Meeting is advanced or delayed by more than 30 days from the anniversary date of the 2001 Annual Meeting (August 9), the stockholder must submit any such proposal or nomination no later than the close of business on the 75th day prior to the date of the 2002 Annual Meeting. The stockholder’s submission must include certain specified information concerning the proposal or nominee and information as to the stockholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the stockholder submits the proposal or nomination prior to the deadline, but does not conduct its own solicitation of shareholders in accordance with the requirements of Rule 14a-4(c) (2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder. Stockholders should contact the Secretary of the Company in writing at 5800 Armada Drive, Carlsbad, CA 92008 to obtain additional information as to the proper form and content of submissions.

OTHER BUSINESS

The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

By Order of the Board of Directors

/s/ Joseph G. Martinez

Joseph G. Martinez Secretary

Dated: June 26, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.   PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any government body or the public; the Corporation’s Systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation’s auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the companies’ policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system.

Review and appraise the audit efforts of the Corporation’s independent accountants.

Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

      Commencing no later than June 14, 2001, the Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of this Charter, “independent” shall have the meaning contained in the NASDAQ Rules, as amended from time to time. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.   MEETINGS

      As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with IV.4 below.

IV.   RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents / Reports Review

1.	Review and update this Charter periodically, at least annually, as conditions dictate.

2.	Review the Corporation’s annual financial statements and any report or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3.	Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

4.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

5.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Corporation’s financial statements.

Financial Reporting Processes

7.	In consultation with the independent accountants, review the integrity of the Corporation’s financial reporting processes, both internal and external.

8.	Consider the independent accountants’ judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

9.	Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practice as suggested by the independent accountants, or management.

Process Improvement

10.	Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

11.	Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.	Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as directed by the Committee.)

Ethical and Legal Compliance

14.	Ensure that management has the proper review system in place to ensure that the Corporation’s financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

15.	Review, with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

16.	Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

17.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

PROXY

PROXY

JMAR TECHNOLOGIES, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

The undersigned shareholder of JMAR Technologies, Inc. hereby appoints Joseph G. Martinez and Dennis E. Valentine and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 2001 Annual Meeting of the Shareholders of JMAR Technologies, Inc. to be held on Thursday, August 9, 2001 at the San Diego Marriott La Jolla, 4240 La Jolla Village Drive, La Jolla, California, at 2:00 p.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting on the following:

(1) Election of five Directors of the Company to serve until the 2002 Annual Meeting of Shareholders of JMAR Technologies, Inc. and until their respective successors are duly elected and qualified.

[ ] For all nominees listed below (except as marked to the contrary below)	[ ] Withhold Authority to vote for all listed below

John S. Martinez, James H. Banister, Jr., C. Neil Beer, Vernon H. Blackman, and Barry Ressler.

      (INSTRUCTIONS: To withhold authority for any individual nominee, write that nominee’s name in the space provided below.)

(Continued on reverse side.)

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED ON REVERSE SIDE.

The proxies (or, if only one, then that one proxy) or their substitutes acting at the meeting may exercise all powers hereby conferred.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby revokes any prior proxy and ratifies and confirms all the above-named proxies or their substitutes, and each of them, shall lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges receipt of the Notice of the 2001 Annual Meeting of Shareholders and accompanying Proxy Statement dated June 26, 2001.

Dated:_________________________________, 2001

__________________________________________ Signature

__________________________________________ Signature if held jointly

IMPORTANT: In signing this Proxy, please sign your name or names in the same way as shown at left. When signing as a fiduciary, please give your full title. If shares are registered in the names of two or more persons, each should sign.

IMPORTANT: PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.